UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 7, 2017 (June 2, 2017)

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stockholders approved amendments to the Immersion Corporation 2011 Equity Incentive Plan (the “2011 Plan”) to (i) increase the number of shares reserved for issuance by 3,476,850 million shares of common stock, (ii) increase the performance award dollar limits, (iii) re-approve performance criteria under the 2011 Plan, as required by Section 162(m) of the Internal Revenue Code, and (iv) make certain other clarifying, administrative and technical changes to the 2011 Plan.

The foregoing description of the amendments to the 2011 Plan is qualified in its entirety by the 2011 Plan itself, an as-amended version of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation — Sixth Article. On March 30, 2017, the Board of Directors adopted an amendment to Sections A-C of the Sixth Article of the Company’s Amended and Restated Certificate of Incorporation, subject to stockholder approval, to phase out the classification of the board of directors over a three-year period beginning with the 2018 Annual Meeting of Stockholders.

At the Company’s 2017 Annual Meeting of Stockholders held on June 2, 2017, the stockholders approved the amendment, and the amendment became effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The foregoing description of the amendments to the Company’s Amended and Restated Certificate of Incorporation is qualified in its entirety by the certificate itself, an as-amended version of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submissions of Matters to a Vote of Security Holders.

On June 2, 2017, Immersion held its 2017 Annual Meeting of Stockholders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. The following proposals were adopted as follows:

1.	The election of three (3) Class III directors, Sharon Holt, Daniel McCurdy and Carl Schlachte, to serve for a term of three years and until their successor is elected and qualified, or until their earlier death, resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Sharon Holt	14,483,577	5,526,871	4,734,092
Daniel McCurdy	19,689,157	321,291	4,734,092
Carl Schlachte	12,587,297	7,423,151	4,734,092

2.	Ratification of the Appointment of Deloitte & Touche LLP as Immersion’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
24,624,374	65,307	54,859	0

3.	Advisory vote in favor of the compensation of our named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,569,450	6,168,698	272,300	4,734,092

4.	Advisory vote in favor of the frequency of 1 year for holding an advisory vote on executive compensation:

1 Year	2 Year	3 Year	Shares Abstaining	Broker Non-Votes
18,310,241	15,309	1,670,983	13,915	4,734,092

5.	Approval of the amendment to the Amended and Restated Certificate of Incorporation:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
18,698,039	1,263,422	48,987	4,734,092

6.	Approval of the amendments to the Immersion Corporation 2011 Equity Incentive Plan:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,517,978	6,426,035	66,435	4,734,092

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of Immersion Corporation (filed herewith)

10.1#	Immersion Corporation 2011 Equity Incentive Plan

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Immersion has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: June 7, 2017	By:	/s/ AMIE PETERS
Name: Amie Peters
Title: General Counsel